UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

SHOPOFF PROPERTIES TRUST, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	20-5882165 (I.R.S. Employer Identification No.)

8951 Research Drive
Irvine, California 92618
(Address of principal executive offices)

SHOPOFF PROPERTIES TRUST, INC. 2007 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

William A. Shopoff
President and Chief Executive Officer
Shopoff Properties Trust, Inc.
8951 Research Drive
Irvine, California 92618
(Name and address of agent for service)

1-877-TSG-REIT
(Telephone number, including area code, of agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	Accelerated filer	Non-accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company X

Deregistration of Securities

Shopoff Properties Trust, Inc. (the “Registrant”) filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Number 333-152782) on August 5, 2008 (the “Registration Statement”), pertaining to 1,655,000 shares of common stock, par value $0.01 per share (the “Shares”), of the Registrant offered under the Shopoff Properties Trust, Inc. 2007 Stock Option and Incentive Plan (the “Plan”).

This Amendment is being filed for the purpose of terminating the Registration Statement and deregistering any unissued shares previously registered under the Registration Statement and issuable under the Plan. No Shares have been issued under the Plan since August 2010.

The Registrant hereby removes from registration any and all unissued Shares registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Shopoff Properties Trust, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on October 14, 2011.

SHOPOFF PROPERTIES TRUST, INC.

By:	/s/ William A. Shopoff
William A. Shopoff President and Chief Executive Officer